Exhibit 10.28

BRAZIL MINERALS, INC.
155 North Lake Avenue, Suite 800
Pasadena, California 91101

December 28, 2015

Dear Mr. Khowong:

Reference is made to:

i)	the Stock Purchase Agreement (“SPA”) between you and Brazil Minerals, Inc. (“BMIX”) and you from August 10, 2015, in which you purchased 150,000,000 common shares of BMIX common stock (“SPA #1”);

ii)	the SPA between you and BMIX from September 23, 2015, in which you purchased 450,000,000 common shares of BMIX common stock (“SPA #2”);

iii)	the SPA between you and BMIX from October 26, 2015, in which you purchased 400,000,000 common shares of BMIX common stock for $30,000 (“SPA #3”);

By adding the number of shares that you purchased in SPA#1, SPA#2, and SPA#3, we arrive at a total of 1,000,000,000 common shares of BMIX.

In connection with your new investment of $30,000 being funded today, you have agreed to the exchange of the 1,000,000,000 shares of common stock for 200,000 shares of Series C Convertible Preferred Stock of BMIX (“Preferred C”).

Immediately upon the filing with the Nevada Secretary of State of the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of BMIX, a copy of which is attached hereto as Exhibit A, BMIX shall issue to you a certificate for 200,000 shares of its Series C Preferred Stock.

Please acknowledge your agreement with the foregoing by signing a copy of this letter in the space indicated below and returning the signed copy to BMIX.

Very truly yours,
BRAZIL MINERALS, INC.

By: /s/ Marc Fogassa
       Marc Fogassa, Chief Executive Officer

AGREED TO:

/s/  Benjamin Khowong
  Benjamin Khowong

Exhibit 10.28 -- Page 1